Exhibit 99.1

Fathom Holdings Reports Third Quarter 2025 Results
– Fathom achieved 38% year-over-year revenue growth, driven by 23% transaction growth –

CARY, NC, November 11, 2025 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today reported financial results for the third quarter and first nine months ended September 30, 2025, which included delivering 38% year-over-year revenue growth, a 24% increase in agent count, 23% transaction growth, and adjusted EBITDA profitability for the second consecutive quarter.

“In the third quarter, we continued to build on the momentum achieved in the first half of the year,” said Marco Fregenal, Chief Executive Officer of Fathom Holdings. “Despite a challenging housing market, we delivered 38% year-over-year revenue growth and achieved Adjusted EBITDA profitability. We also expanded our agent base and advanced multiple initiatives across our platform.
“Our ancillary businesses continued to perform exceptionally well, led by 29% year-over-year growth in title revenue. The strength of our ancillary businesses underscores Fathom’s ability to deliver complementary services to both buyers and sellers and demonstrates the power of our integrated platform. We’re also seeing strong traction across our flagship programs. Elevate continues to scale, with over 165 agents onboarded and another 45 in the pipeline. Elevate remains one of our most exciting initiatives, providing agents with greater time and support to close more transactions while driving higher productivity, retention, and profitability for both our agents and the Company.
“We also executed on several strategic growth initiatives during the quarter and October. Verus Title expanded into Arizona and Alabama, and we strengthened our team through strategic hires and partnerships, including our collaboration with Real Results. In addition, we continued to pursue inorganic opportunities. Last month, we acquired START Real Estate and have already begun expanding into several additional states, with plans to operate in a total of fifteen states within the next year. By integrating START Real Estate’s first-time homebuyer model with Fathom’s proprietary technology, we aim to accelerate growth in one of the most underserved segments of the housing market.

“Our continued investment in innovation has positioned Fathom among the leading brokerages in the nation, offering exceptional opportunities for agents and homebuyers alike. Looking ahead, we remain focused on driving agent success, increasing attachment rates in our title and mortgage businesses, and unlocking new revenue streams through the expansion of our flagship programs, strategic partnerships, and a growing pipeline of organic and inorganic initiatives. With housing market conditions expected to improve, Fathom is well positioned to capture these opportunities and deliver continued growth in revenue, profitability, and shareholder value.”
Third Quarter 2025 Financial Highlights – November Update
•Fathom’s total revenue increased 37.7% to $115.3 million for the third quarter of 2025, up from $83.7 million in the third quarter of 2024.
•Brokerage revenue increased by 39.0% to $109.2 million for the third quarter of 2025, up from $78.6 million in the third quarter of 2024.
•Mortgage revenue increased 20.7% to $3.5 million for the third quarter of 2025, up from $2.9 million in the third quarter of 2024.
•Title revenue increased 28.6% to $1.8 million for the third quarter of 2025, up from $1.4 million in the third quarter of 2024.
•Gross profit increased 39.1% to $9.6 million for the third quarter of 2025, up from $6.9 million in the third quarter of 2024.
•Fathom completed a $6.9 million common stock offering in September 2025, issuing 3.45 million shares at $2.00 per share and receiving $6.5 million in net proceeds.
Third Quarter 2025 Operational Highlights – November Update
•Fathom’s real estate agent network grew 24.1% to approximately 15,371 agent licenses at September 30, 2025, up from approximately 12,383 agent licenses at September 30, 2024.
•Fathom’s real estate transactions grew 23.0% to approximately 11,479 in the third quarter of 2025, up from approximately 9,331 transactions in the third quarter of 2024.
•Successfully onboarded 70 agents to our Elevate program.
•Fathom partnered with leadership expert J’aime Nowak to strengthen Elevate agent training and development programs.
•Verus Title expanded into Arizona and Alabama, increasing its footprint to 34 states and the District of Columbia.
•Fathom acquired START Real Estate in October, expanding its first-time homebuyer program nationwide and adding approximately 70 agents, primarily to the Elevate program.
Third Quarter 2025 Financial Results
Real estate transactions increased approximately 23.0% year-over year to 11,479 in the third quarter of 2025, primarily driven by the addition of My Home Group in November 2024.
Total revenue for the third quarter of 2025 increased 37.7% year-over-year to $115.3 million, compared to $83.7 million in the third quarter of 2024. The growth was primarily attributable to the addition of My Home Group in November 2024.
Segment revenue for the 2025 third quarter, compared with the 2024 third quarter was as follows:

	Revenue
	Three months ended September 30,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$109.2	$78.6
Mortgage	3.5	2.9
Technology	1.3	1.1
Corporate and other services (a)	1.3	1.1
Total revenue	$115.3	$83.7
(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.
GAAP net loss for the third quarter of 2025 was $4.4 million, or $0.15 per share, compared to a net loss of $8.1 million, or $0.40 per share, in the third quarter of 2024. The year-over-year improvement was primarily driven by higher revenue and the absence of approximately $3.1 million in litigation contingencies recorded in the third quarter of 2024, partially offset by the recognition of $2.0 million in litigation contingencies in the third quarter of 2025.
Adjusted EBITDA*, a non-GAAP measure, was positive $6 thousand for the third quarter of 2025, compared to negative $1.4 million in the third quarter of 2024. The second and third quarters of 2025 represents the Company’s first consecutive quarters of positive Adjusted EBITDA* in its history.
First Nine Months of 2025 Financial Results
Real estate transactions increased approximately 24.8% year-over-year to 33,904 transactions in the first nine months of 2025. The increase in real estate transactions was primarily due to the addition of My Home Group in November 2024.
Total revenue for the first nine months of 2025 increased 35.5% to $329.9 million, compared to $243.4 million in the same period of 2024. The increase was primarily driven by a 38.3% rise in brokerage revenue, largely attributable to the addition of My Home Group in November 2024. This growth was partially offset by a 3.1% decline in Fathom’s other service revenue, primarily due to the absence of insurance revenue following the sale of the Company’s insurance business in May 2024.
Segment revenue for the 2025 first nine months, compared with the 2024 first nine months, was as follows:

	Revenue
	Nine months ended September 30,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$314.1	$227.1
Mortgage	9.4	8.9
Technology	3.4	3.4
Corporate and other services (a)	3.0	4.0
Total revenue	$329.9	$243.4

(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the first nine months of 2025 was $13.6 million, or $0.51 per share, compared to a net loss of $15.3 million, or $0.78 per share, for the same period in 2024. The year-over-year improvement was primarily driven by higher revenue in the first nine months of 2025. This benefit was partially offset by the recognition of $2.0 million in litigation contingencies in the third quarter of 2025, while the prior-year period included $3.4 million in litigation contingencies and a $3.0 million gain on the sale of an operating segment, which favorably impacted 2024 results.
Adjusted EBITDA* loss, a non-GAAP measure, was $1.4 million in the first nine months of 2025, compared with an Adjusted EBITDA* loss of approximately $2.8 million for the first nine months of 2024. The Adjusted EBITDA* loss for the first nine months of 2025 was primarily attributable to the lower total contribution of our ancillary businesses.
*Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.
Guidance/Long-Term Targets

The Company has elected to withhold guidance for the fourth quarter ending December 31, 2025. Management plans to reassess and potentially reinstate guidance expectations in the first quarter of 2026.
Conference Call
Fathom management will hold a conference call today (November 11, 2025) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results.

U.S. dial-in: 1-877-425-9470
International dial-in: 1-201-389-0878
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.
A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.
A telephone replay of the call will be available through November 25, 2025.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay Access Code: 13755327
About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, Verus Title, and Cornerstone. For more information, visit www.FathomInc.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Investor Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$9,756	$7,127
Restricted cash	161	263
Accounts receivable	8,130	3,147
Other receivable - current	3,000	4,000
Mortgage loans held for sale, at fair value	9,091	4,772
Prepaid and other current assets	7,361	5,647
Total current assets	37,499	24,956
Property and equipment, net	1,659	1,854
Lease right of use assets	4,269	3,781
Intangible assets, net	18,213	20,234
Goodwill	21,498	21,498
Other receivable - long-term	—	3,000
Other assets	99	74
Total assets	$83,237	$75,397
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,590	$4,305
Accrued and other current liabilities	5,060	4,894
Warehouse lines of credit	8,914	4,556
Lease liability - current portion	1,584	1,237
Long-term debt - current portion	491	4,389
Total current liabilities	26,639	19,381
Lease liability, net of current portion	3,518	3,522
Long-term debt, net of current portion	5,082	5,087
Other long-term liabilities	4,617	2,726
Total liabilities	39,856	30,716
Commitments and contingencies (Note 18)
Shareholders’ equity:
Common stock (no par value)	—	—
Additional paid-in capital	150,139	137,844
Accumulated deficit	(106,758)	(93,163)
Total shareholders' equity	43,381	44,681
Total liabilities and shareholders’ equity	$83,237	$75,397
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$115,313	$83,733	$329,871	$243,443
Commission and service costs	105,743	76,822	302,815	221,531
General and administrative	8,261	8,066	24,881	25,393
Marketing	979	1,361	3,753	3,898
Technology and development	1,818	1,702	5,594	4,848
Litigation contingency	2,000	3,099	2,011	3,437
Depreciation and amortization	550	444	1,658	1,718
Gain on sale of business	—	—	—	(2,958)
Loss from operations	(4,038)	(7,761)	(10,841)	(14,424)

Other expense (income), net
Interest expense, net	112	104	475	318
Other nonoperating expense	183	238	2,176	572
Other expense (income), net	295	342	2,651	890
Loss before income taxes	(4,333)	(8,104)	(13,492)	(15,314)
Income tax expense	24	17	102	28
Net loss	$(4,357)	$(8,121)	$(13,594)	$(15,342)

Net loss per share:
Basic	$(0.15)	$(0.40)	$(0.51)	$(0.78)
Diluted	$(0.15)	$(0.40)	$(0.51)	$(0.78)
Weighted average common shares outstanding:
Basic	29,569,936	20,429,791	26,844,457	19,792,773
Diluted	29,569,936	20,429,791	26,844,457	19,792,773
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,594)	$(15,342)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,380	4,050
Gain on sale of business	—	(2,958)
Non-cash lease expense	1,063	1,372
Deferred financing cost amortization	29	—
Gain on sale of mortgages	(5,393)	(5,033)
Stock-based compensation	3,013	7,118
Deferred income taxes	3	—
Change in operating assets and liabilities:
Accounts receivable	(4,983)	51
Prepaid and other current assets	(1,450)	(1,704)
Other assets	(24)	(23)
Accounts payable	6,284	1,708
Accrued and other current liabilities	2,174	1,383
Operating lease liabilities	(1,209)	(1,510)
Other long-term liabilities	—	1,916
Mortgage loans held for sale originations	(184,187)	(192,230)
Proceeds from sale and principal payments on mortgage loans held for sale	185,261	196,832
Net cash used in operating activities	(8,633)	(4,371)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(78)	(46)
Purchase of intangible assets	(2,085)	(2,160)
Proceeds from sale of business	4,000	7,435
Amounts paid for business and asset acquisitions, net of cash acquired	(120)	—
Other investing activities	—	(130)
Net cash provided by investing activities	1,717	5,099

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(4,196)	(557)
Proceeds from note payable	—	5,435
Deferred acquisition consideration payments	(33)	—
Proceeds from other financing activities	—	20
Borrowings from warehouse lines of credit	184,032	191,837
Repayment on warehouse lines of credit	(179,674)	(191,550)
Proceeds from the issuance of common stock in connection with a public offering	9,513	—
Payment of offering cost in connection with issuance of common stock in connection with public offering	(198)	(28)
Net cash provided by financing activities	9,444	5,157
Net increase in cash, cash equivalents, and restricted cash	2,528	5,886
Cash, cash equivalents, and restricted cash at beginning of period	7,389	7,540
Cash, cash equivalents, and restricted cash at end of period	$9,917	$13,426

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$178	$299
Right of use assets obtained in exchange for new lease liabilities	$1,621	$1,572
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$9,756	$13,104
Restricted cash	161	322
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$9,917	$13,426

The accompanying notes are an integral part of the condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Loss before income tax	$(4,333)	$(8,104)	$(13,492)	$(15,314)
Gain on sale of business	-	-	-	(2,958)
Stock based compensation	562	1,967	3,013	7,118
Depreciation and amortization	1,483	1,251	4,380	4,050
Litigation contingency	2,000	3,099	2,011	3,437
Other expense, net	295	342	2,651	890
Adjusted EBITDA	$6	$(1,445)	$(1,437)	$(2,777)
Note about Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income tax benefit, depreciation and amortization, share-based compensation expense, gain on sale of business benefit, NAR related litigation contingency expenses and transaction-related cost.
We believe that Adjusted EBITDA provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by our management for financial and operational decision-making. We believe that Adjusted EBITDA helps identify underlying trends in our business that otherwise could be masked by the effect of the expenses that we exclude in Adjusted EBITDA. In particular, we believe the exclusion of share-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with our acquisition activity provides a useful supplemental measure in evaluating the performance of our operations and provides better transparency into our results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment, gain on sale of business, severance costs, and non-cash items representing reserves on certain agent fee collection, if applicable.
We are presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing our financial performance through the eyes of management, and because we believe this measure provides an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:
•Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards, restricted stock unit awards, and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of our growth strategy and therefore likely to occur;

•Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the gain on the sale of the business, as this item is non-recurring and not indicative of the Company’s core operating performance; and
•Adjusted EBITDA excludes litigation contingency expenses, which could continue to be significant recurring expenses in our business until a final settlement has been approved by the court.